Exhibit 99.2

Foremost Fabricators, LLC

Condensed balance sheets (Unaudited)	2
Condensed statements of income (Unaudited)	3
Condensed statements of cash flows (Unaudited)	4
Notes to condensed financial statements (Unaudited)	5-8

Foremost Fabricators, LLC

(A Limited Liability Company)

Condensed Balance Sheets

March 31, 2014 (Unaudited) and December 31, 2013

	March 31,	December 31,
	2014	2013

ASSETS

Current Assets
Cash	$20,621	$14,878
Trade receivables	3,869,059	857,312
Inventories	11,904,022	13,983,524
Prepaid expenses	42,508	15,353

Total current assets	15,836,210	14,871,067

Leasehold Improvements and Equipment, at depreciated cost	4,433,116	4,213,070

Other Assets
Deposits	59,020	43,120

	$20,328,346	$19,127,257
LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Notes payable, bank	$4,994,000	$5,350,000
Current maturities of long-term debt	250,000	250,000
Accounts payable	2,682,235	2,621,704
Accrued expenses	996,030	666,309

Total current liabilities	8,922,265	8,888,013

Members' Equity	11,406,081	10,239,244

	$20,328,346	$19,127,257

See Notes to Condensed Financial Statements.

Foremost Fabricators, LLC

(A Limited Liability Company)

Condensed Statements of Income (Unaudited)

Three Months Ended March 31, 2014 and 2013

	March 31,	March 31,
	2014	2013

Revenues:
Product sales	$18,809,591	$18,818,211

Other income	30,002	11,595

Total revenue	18,839,593	18,829,806

Cost of goods sold	15,983,115	16,620,437

Gross profit	2,856,478	2,209,369

Operating expenses:
Selling and delivery	293,729	350,318
General and administrative	862,217	748,828
	1,155,946	1,099,146

Operating income	1,700,532	1,110,223

Nonoperating expense:
Interest expense	(58,695)	(53,018)

Net income	$1,641,837	$1,057,205

See Notes to Condensed Financial Statements.

Foremost Fabricators, LLC

(A Limited Liability Company)

Condensed Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2014 and 2013

	March 31,	March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$1,641,837	$1,057,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	113,310	86,400
Change in assets and liabilities:
(Increase) decrease in:
Trade receivables	(3,011,747)	(2,308,338)
Inventories	2,079,502	2,337,303
Prepaid expenses	(27,155)	51,287
Other assets	(15,900)	3,200
Increase (decrease) in:
Accounts payable	60,531	(541,100)
Accrued expenses	329,721	340,236
Net cash provided by operating activities	1,170,099	1,026,193

Cash Flows From Investing Activities
Purchase of leasehold improvements and equipment	(333,356)	(239,459)
Net cash (used in) investing activities	(333,356)	(239,459)

Cash Flows From Financing Activities
Net (payments) on line of credit, bank	(356,000)	(291,000)
Distributions	(475,000)	(471,982)
Net cash (used in) financing activities	(831,000)	(762,982)
Increase in cash	5,743	23,752

Cash, beginning	14,878	21,900

Cash, ending	$20,621	$45,652

See Notes to Condensed Financial Statements.

Foremost Fabricators, LLC

Notes To Condensed Financial Statements

Note 1.     Nature of Business, Subsequent Event and Significant Accounting Policies

Nature of business and subsequent event:

The Company is engaged in the fabrication and sale of aluminum sheet products and the sale of fiberglass sheet materials to the recreational vehicle industry. The Company sells its products to customers throughout the United States, generally on terms of 30 days.

On June 27, 2014, the Company sold substantially all of its assets to an unrelated party.

Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited Condensed Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2013. In our opinion, these Condensed Financial Statements reflect all adjustments, consisting of normal, recurring accruals, necessary to present fairly our Condensed Financial Statements for the interim periods presented herein. The consolidated results of operations for the three months ended March 31, 2014 and 2013, are not necessarily indicative of the results to be expected for the full year.

Long-lived assets:

In accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets. The Company concluded that there was no impairment at March 31, 2014 or 2013.

Revenue recognition:

The Company generally manufactures product based on specific orders from customers. Revenue is recognized normally upon shipment and issuance of an invoice to the customer. The expense associated with the cost of deliveries to customers for the three months ended March 31, 2014 and 2013 is approximately $225,000 and $295,000, respectively, and is included in selling and delivery expenses.

Subsequent events:

The Company has evaluated subsequent events to determine potential recognition and/or disclosure through September 11, 2014, the date the condensed financial statements were available to be issued.

Foremost Fabricators, LLC

Notes To Condensed Financial Statements

Note 2.     Inventories

Inventories at March 31, 2014 and December 31, 2013 consist of the following:

	March 31,	December 31,
	2014	2013

Raw materials	$11,516,530	$13,186,843
Finished goods	353,770	771,443
Scrap	33,722	25,238
	$11,904,022	$13,983,524

Note 3.     Leasehold Improvements and Equipment

The cost of leasehold improvements and equipment and the related accumulated depreciation at March 31, 2014 and December 31, 2013 are as follows:

	March 31,	December 31,
	2014	2013

Leasehold improvements	$680,991	$670,160
Machinery and equipment	5,261,665	4,939,140
Furniture and fixtures	229,805	229,805
Vehicles	50,140	50,140
	6,222,601	5,889,245
Less accumulated depreciation	1,789,485	1,676,175
	$4,433,116	$4,213,070

Note 4.     Income Taxes

The Company, with the consent of its members, is taxed in accordance with the partnership sections of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the members account for their proportionate shares of the Company's items of income, deduction, losses, and credits. Therefore, these statements do not include any provision for income taxes; however, the Company intends to pay distributions in amounts to cover the member’s income tax liabilities related to the taxable income generated by the Company.

Foremost Fabricators, LLC

Notes To Condensed Financial Statements

Note 5.     Major Customers

Net sales to customers comprising 10% or more of total net sales for the three months ended March 31, 2014 and 2013, and the related trade receivable balances at March 31, 2014 and December 31, 2013, are as follows:

	March 31,	March 31,	March 31,	December 31,
	2014	2014	2013	2013
	Net	Trade Receiv-	Net	Trade Receiv-
	Sales	able Balance	Sales	able Balance

Customer A	$9,007,000	$1,447,000	$9,329,000	$160,000
Customer B	6,890,000	1,409,000	6,974,000	268,000
	$15,897,000	$2,856,000	$16,303,000	$428,000

Note 6.     Lease Agreements

The Company leases its operating facilities from an unrelated party under agreements which require monthly rentals of approximately $47,000 plus the payment of property taxes, insurance and normal maintenance. These agreements expire on various dates through December 2017 and provide for automatic annual renewals.

The Company also leases vehicles and equipment from unrelated parties under several agreements which require monthly rentals totaling approximately $12,000. The agreements expire between 2014 and 2019.

The net rental expense included in the statements of income for the three months ended March 31, 2014 and 2013 is approximately $200,000 and $181,000, respectively.

Future commitments under these agreements are as follows:

	Buildings	Vehicles	Equipment	Total
Year ending December 31,
2014	$405,000	$25,000	$80,000	$510,000
2015	205,000	20,000	96,000	321,000
2016	118,000	-	88,000	206,000
2017	118,000	-	88,000	206,000
2018	-		79,000	79,000
Thereafter	-	-	42,000	42,000
	$846,000	$45,000	$473,000	$1,364,000

Foremost Fabricators, LLC

Notes To Condensed Financial Statements

Note 7.     Cash Flow Information

Supplemental information relative to the statements of cash flows for the three months ended March 31, 2014 and 2013 is as follows:

	March 31, 2014	March 31, 2013

Supplemental disclosures of cash flow information:
Cash payments for interest	$60,361	$100,009